UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 18, 2008


                            TALON INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  1-13669                     95-4654481
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
      of Incorporation)           File Number)               Identification No.)


                       21900 BURBANK BLVD., SUITE 270
                         WOODLAND HILLS, CALIFORNIA                91367
                    (Address of Principal Executive Offices)     (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     LONNIE SCHNELL EMPLOYMENT AGREEMENT

         On June 18, 2008, Talon International, Inc. entered into an Executive Employment Agreement with Lonnie D. Schnell, pursuant to which Mr. Schnell will serve as our Chief Executive Officer. This employment agreement has a term continuing though December 31, 2010, which may be extended to December 31, 2011. Pursuant to this agreement, Mr. Schnell will receive an annual base salary of $275,000 for 2008, $300,000 for 2009, and $325,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus, which for 2008 will be based upon our earnings before interest, taxes, depreciation and amortization. Mr. Schnell is entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. In the event that prior to the end of the term, Mr. Schnell's employment is terminated by us "without cause" (as defined in the agreement), by Mr. Schnell for "good reason" (as defined in the agreement) or due to Mr. Schnell's death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Schnell's base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred,
(iii) full acceleration of vesting of the options issued to Mr. Schnell pursuant to the agreement and all other options held by him, and (iv) continued medical coverage for Mr. Schnell and his dependents for the remaining term of the agreement. In connection with the employment agreement, Mr. Schnell will be granted an option to purchase 900,000 shares of our common stock, which vests in full on December 31, 2010, subject to earlier vesting if Mr. Schnell meets performance criteria established by the Board for fiscal 2008 and 2009. Mr. Schnell's options will vest in full upon a change of control of our company or upon termination of Mr. Schnell's employment without cause, for good reason or due to his death or disability.

     LARRY DYNE EMPLOYMENT AGREEMENT

         On June 18, 2008, we entered into an Executive Employment Agreement with Larry Dyne, pursuant to which Mr. Dyne will serve as our Executive Vice President of Global Sales. This employment agreement has a term continuing though December 31, 2010, which may be extended to December 31, 2011. Pursuant to this agreement, Mr. Dyne will receive an annual base salary of $250,000 for 2008, $275,000 for 2009, and $300,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus, which for 2008 will be based upon our earnings before interest, taxes, depreciation and amortization. Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement. In the event that prior to the end of the term, Mr. Dyne's employment is terminated by us "without cause" (as defined in the agreement), by Mr. Dyne for "good reason" (as defined in the agreement) or due to Mr. Dyne's death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Dyne's base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Dyne pursuant to the agreement and all other options held by him, and (iv) continued medical coverage for Mr. Dyne and his dependents for the remaining term of the agreement. In connection with the employment agreement, Mr. Dyne will be granted an option to purchase 700,000 shares of our common stock, which vests in full on December 31, 2010, subject to earlier vesting if Mr. Dyne meets performance criteria established by the Board for fiscal 2008 and 2009. Mr. Dyne's options will vest in full upon a change of control of our company or upon termination of Mr. Dyne's employment without cause, for good reason or due to his death or disability.


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


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

The following exhibits are filed herewith:

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

10.1 Executive Employment Agreement, dated June 18, 2008, between Talon International, Inc. and Lonnie Schnell.

10.2 Executive Employment Agreement, dated June 18, 2008, between Talon International, Inc. and Larry Dyne.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TALON INTERNATIONAL, INC.



Date:    June 23, 2008          By:   /S/ LONNIE D. SCHNELL
                                   ---------------------------------------------
                                      Lonnie D. Schnell, Chief Executive Officer


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